Exhibit 99.1

Intellinetics Reports Second Quarter Results

COLUMBUS, OH – August 13, 2025 – Intellinetics, Inc. (NYSE American: INLX), a digital transformation solutions provider, announced financial results for the second quarter of 2025 and six months ended June 30, 2025.

2025 Second Quarter Highlights

●	Software as a Service revenue increased 12.6% over the same period in 2024.

◌	IntelliCloud Payables Automation continued its commercialization;
◌	Management believes Payables Automation solutions will be the primary drivers of our SaaS growth going forward.

●	Professional services revenue decreased 29.0% from the same period in 2024.

◌	We received new orders for work as of the time of this release, that substantially increases our backlog.

●	Total Revenue decreased 13.6% from the same period in 2024.
●	Gross profit decreased 9.2% from the same period in 2024, a function of volume, as gross margin percentage rates remained stable in all revenue lines.
●	Net loss was $567,590, or $0.13 net loss per basic and fully diluted share, compared with a net income of $75,050, or $0.02 net income per basic and fully diluted share, for the same period in 2024. The change was due to infrastructure, including system security, and SAAS spending to promote growth.
●	Adjusted EBITDA was $27,573, compared to $698,217 from the same period in 2024.
●	All outstanding notes payable were prepaid in June.
●	Ended the quarter with approximately $2.1 million in cash.

	For the Quarter ended June 30,
	2025	2024

Revenues:
Software as a service	$1,577,104	$1,400,591
Software maintenance services	330,459	353,966
Professional services	1,899,619	2,677,291
Storage and retrieval services	203,631	209,745
Total revenues	4,010,813	4,641,593

James F. DeSocio, President & CEO of Intellinetics, stated, “Our company suffered from a temporary reduction in our professional services revenue in our document conversion segment which was deeper and longer than we anticipated. This was caused by the timing of our June 1, 2025 renewal of our contract with our largest customer, which we announced June 2. The revenue shortfall in the quarter and first half of the year is significant, but I am happy to share that the recovery is underway now and that during this current quarter, Q3, production is returning to historical levels. We have orders in hand that will keep production at historical levels well into Q1 2026. Further, the renewed contract includes price increases that we expect to provide incremental gross margins the latter half of this year. We also have other positives to call out, including the fact that our margins across all revenue lines have remained stable, and that despite the professional services revenue shortfall, we were still able to achieve positive operating cash flow, as reported in our financial statements. Additionally, we were able to prepay all of our outstanding debt in June, improving our future cash flows and flexibility.”

“Despite market challenges, we have stayed laser-focused on growing our SaaS revenues,” said DeSocio. “SaaS revenue rose 12.6% from Q2 2024 to Q2 2025. We have added headcount to drive additional SAAS revenue growth recently and we will continue to selectively hire. We are actively running targeted sales campaigns both within our existing partner ecosystems and to our direct customers, in K-12, Payables Automation, and Digital Transformation. These strategic investments are designed to drive strong sales growth in Q3, Q4, and into FY26.”

“Our plan is to drive our SAAS business much further, which can take our company to the next level. We believe material penetration of accounts with strategic partners over the next many years is eminently achievable. As reference accounts grow and share the story of driving efficiencies and a tremendous ROI, paired with executive visibility, the sales cycle within each ecosystem will shorten and accelerate. Our business model, which mostly revolves around making good ERP systems better, has an ultimately low cost of generating high value annual recurring revenue.” DeSocio concluded.

Summary – 2025 Second Quarter Results

Revenues for the three months ended June 30, 2025 were $4,010,813, a decrease of 13.6%, as compared with $4,641,593 for the same period in 2024. This net decrease was driven by a 29.0% decrease in professional services revenues more than offsetting SaaS revenue growth of 12.6%.

Total operating expenses increased 14.3% to $3,235,035, compared to $2,830,873, driven by our initiatives in sales and marketing to grow the business, as well as corresponding initiatives in general and administrative costs to enhance our IT and control environment as part of SOC2 and preparing the organization for growth at scale. Additionally, for the second quarter share-based compensation increased $177,234 from 2024 to 2025. Loss from operations was $508,478 compared to income from operations of $172,106 in the first quarter last year.

Intellinetics reported a net loss of $567,590 compared to net income of $75,050 for the same period in 2024. Basic and diluted net loss per share for the three months ended June 30, 2025 was $(0.13), compared to net income per basic and diluted share of $0.02 for the period ended June 30, 2024. Adjusted EBITDA was $27,573 compared to $698,217 in 2024.

Summary – 2025 Year-to-Date Results

Revenues for the six months ended June 30, 2025 were $8,258,158, a decrease of 9.7% compared to $9,148,677 for the same period in 2024. This net decrease was driven by a 21.4% decrease in professional services revenues more than offsetting SaaS revenue growth of 11.2%. Total operating expenses increased 17.8% to $6,788,794 compared to $5,764,997. In addition to structural investments for growth and scale, including sales and marketing expansion, share-based compensation expense increased $200,640. Loss from operations was $1,193,037, compared to income from operations of $137,626 last year. Intellinetics reported a net loss of $1,295,155, or $(0.31) per basic and diluted share compared to net loss of $99,664, or $(0.02) per basic and diluted share, for the same period in 2024. Adjusted EBITDA was $104,162 compared to $1,371,579 in 2024.

2025 Outlook

Based on management’s current plans and assumptions, the Company is revising its guidance and expects that 2025 revenues will be less than 2024 revenues, driven by weakness in professional services in the first half of the year, however, the Company expects to still grow SAAS revenues and maintain positive Adjusted EBITDA. The Company expects its 2025 Adjusted EBITDA to be reduced by more than half compared to fiscal year 2024, due to increased investments in sales and marketing intended to provide returns on those investments in late 2025 and beyond.

Conference Call

Intellinetics is holding a conference call to discuss these results on a live webcast at 4:30 p.m. ET today. Interested parties can access the webcast through the Intellinetics website at https://ir.intellinetics.com/. Investors can also dial in to the webcast by calling (877) 407-8133 (toll-free) or (201) 689-8040. A replay of the call can also be accessed via phone through September 13, 2025 by dialing (877) 660-6853 (toll-free) or (201) 612-7415 and using replay access code 13755361.

About Intellinetics, Inc.

Intellinetics, Inc. (NYSE American: INLX) is enabling the digital transformation. Intellinetics empowers organizations to manage, store and protect their important documents and data. The Company’s flagship solution, the IntelliCloud™ content management platform, delivers advanced security, compliance, workflow and collaboration features critical for highly regulated, risk-intensive markets. IntelliCloud connects documents to users and the processes they support anytime, anywhere to accelerate innovation and empower organizations to think and work in new ways. In addition, Intellinetics offers business process outsourcing (BPO), document and micrographics scanning services, and records storage. From highly regulated industries like Healthcare/Human Service Providers, K-12, Public Safety, and State and Local Governments, to businesses looking to move away from paper-based processes, Intellinetics is the all-in-one, compliant, document management solution. Intellinetics is headquartered in Columbus, Ohio. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth, increased production in professional services, increases in gross margins from price increases, increased sales and marketing efforts, future revenues, including the “2025 Outlook” for revenues and EBITDA; organic revenue growth from both new and existing customers; successful completion of existing orders; sales penetration with strategic distribution and reseller partners; customer returns on investment in our software solutions; market share, growth of our markets; sustainable profitability; the rollout and success of new products, including Payables Automation; continued growth of SaaS revenue; execution of our business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions including inflationary pressures; the effect of tariff uncertainty on our customers; challenges with hiring and maintaining a stable workforce; reductions in governmental funding of public education; our ability to execute on our business plan and strategy including our transition to a SaaS-based company, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Non-GAAP Financial Measures

Intellinetics uses non-GAAP Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP). A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company.

Adjusted EBITDA: Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, non-cash portion of share-based compensation, note conversion and note or equity offer warrant or stock expense, gain or loss on debt extinguishment, change in fair value of contingent consideration, and transaction costs.

Reconciliation of Net (Loss) Income to Adjusted EBITDA

	For the Three Months Ended June 30,
	2025	2024
Net (loss) income - GAAP	$(567,590)	$75,050
Interest expense, net	59,112	97,056
Depreciation and amortization	307,442	274,638
Share-based compensation	228,609	251,473
Adjusted EBITDA	$27,573	$698,217

	For the Six Months Ended June 30,
	2025	2024
Net (loss) income - GAAP	$(1,295,155)	$(99,664)
Interest expense, net	102,118	237,290
Depreciation and amortization	615,127	538,648
Share-based compensation	682,072	695,305
Adjusted EBITDA	$104,162	$1,371,579

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024

Revenues:
Software as a service	$1,577,104	$1,400,591	$3,119,273	$2,805,744
Software maintenance services	330,459	353,966	665,650	711,949
Professional services	1,899,619	2,677,291	4,057,934	5,162,748
Storage and retrieval services	203,631	209,745	415,301	468,236
Total revenues	4,010,813	4,641,593	8,258,158	9,148,677

Cost of revenues:
Software as a service	247,051	217,586	462,180	433,578
Software maintenance services	12,978	13,364	29,343	29,074
Professional services	964,448	1,345,666	2,004,454	2,634,794
Storage and retrieval services	59,779	61,998	166,424	148,608
Total cost of revenues	1,284,256	1,638,614	2,662,401	3,246,054

Gross profit	2,726,557	3,002,979	5,595,757	5,902,623

Operating expenses:
General and administrative	2,272,221	2,025,796	4,704,255	4,154,289
Sales and marketing	655,372	530,439	1,469,412	1,072,060
Depreciation and amortization	307,442	274,638	615,127	538,648

Total operating expenses	3,235,035	2,830,873	6,788,794	5,764,997

(Loss) income from operations	(508,478)	172,106	(1,193,037)	137,626

Interest expense, net	(59,112)	(97,056)	(102,118)	(237,290)

Net (loss) income	$(567,590)	$75,050	$(1,295,155)	$(99,664)

Basic net (loss) income per share:	$(0.13)	$0.02	$(0.31)	$(0.02)
Diluted net (loss) income per share:	$(0.13)	$0.02	$(0.31)	$(0.02)

Weighted average number of common shares outstanding - basic	4,251,689	4,229,518	4,213,389	4,171,570
Weighted average number of common shares outstanding - diluted	4,251,689	4,722,063	4,213,389	4,171,570

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Balance Sheets

	(Unaudited)
	June 30, 2025	December 31, 2024

ASSETS
Current assets:
Cash	$2,071,475	$2,489,236
Accounts receivable, net	771,802	1,111,504
Accounts receivable, unbilled	1,091,894	1,296,524
Parts and supplies, net	164,561	100,561
Prepaid expenses and other current assets	502,994	476,731
Total current assets	4,602,726	5,474,556

Property and equipment, net	1,195,766	1,093,867
Right of use assets, operating	1,539,922	1,894,866
Right of use assets, finance	201,369	237,741
Intangible assets, net	3,148,242	3,399,029
Goodwill	5,789,821	5,789,821
Other assets	680,539	685,076
Total assets	$17,158,385	$18,574,956

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$564,394	$310,623
Accrued compensation	364,281	493,700
Accrued expenses	218,144	172,421
Lease liabilities, operating - current	865,916	842,468
Lease liabilities, finance - current	72,688	69,261
Deferred revenues	2,593,372	3,411,852
Notes payable - current	-	781,936
Notes payable - related party - current	-	515,512
Total current liabilities	4,678,795	6,597,773

Long-term liabilities:
Lease liabilities, operating - net of current portion	769,116	1,161,404
Lease liabilities, finance - net of current portion	146,802	184,024
Total long-term liabilities	915,918	1,345,428
Total liabilities	5,594,713	7,943,201

Stockholders’ equity:

Common stock, $0.001 par value, 25,000,000 shares authorized; 4,473,130 and 4,249,735 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	4,473	4,250
Additional paid-in capital	34,495,592	32,268,743
Accumulated deficit	(22,936,393)	(21,641,238)
Total stockholders’ equity	11,563,672	10,631,755
Total liabilities and stockholders’ equity	$17,158,385	$18,574,956

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Six Months Ended June 30,
	2025	2024

Cash flows from operating activities:
Net loss	$(1,295,155)	$(99,664)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	615,127	538,648
Bad debt expense (recovery)	29,126	(143)
Loss on disposal of fixed assets	10,202	547
Amortization of deferred financing costs	42,052	94,531
Amortization of right of use assets, financing	36,372	34,954
Share-based compensation	965,471	764,831
Changes in operating assets and liabilities:
Accounts receivable	310,576	401,330
Accounts receivable, unbilled	204,630	(162,476)
Parts and supplies	(64,000)	16,346
Prepaid expenses and other current assets	(26,263)	31,049
Accounts payable and accrued expenses	116,759	345,041
Operating lease assets and liabilities, net	(13,896)	(3,990)
Deferred revenues	(818,480)	(172,623)
Total adjustments	1,407,676	1,888,045
Net cash provided by operating activities	112,521	1,788,381

Cash flows from investing activities:
Capitalization of internal use software	(209,171)	(198,051)
Purchases of property and equipment	(262,733)	(200,715)
Net cash used in investing activities	(471,904)	(398,766)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,716,957	-
Costs paid for issuance of common stock	(118,629)	-
Principal payments on financing lease liability	(33,795)	(29,668)
Payments to taxing authorities in connection with shares directly withheld from employees	(283,399)	(69,526)
Exercise of stock warrants	(12)	-
Repayment of notes payable	(807,331)	(825,000)
Repayment of notes payable - related parties	(532,169)	-
Net cash used in financing activities	(58,378)	(924,194)

Net (decrease) increase in cash	(417,761)	465,421
Cash - beginning of period	2,489,236	1,215,248
Cash - end of period	$2,071,475	$1,680,669

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$74,425	$160,813
Cash paid during the period for income taxes	$18,849	$12,999

Supplemental disclosure of non-cash financing activities:
Right-of-use asset obtained in exchange for operating lease liability	$43,430	$-
Right-of-use asset obtained in exchange for finance lease liability	$-	$89,289